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                                                                   EXHIBIT 10.22

SERVICES SALES OUTSOURCING PARTNER AGREEMENT
AMENDMENT number 1

                                 January 2, 2001

This amendment to the Services Sales Outsourcing Partner Agreement, dated 10/1/00 between Rainmaker Systems, Inc and Hewlett-Packard Company, is effective as of 1/2/01.

Reference section 3G and replace the current verbiage with the following:

SSOP will be responsible for the steps of the sales cycle as set forth in the Business Rules Document, schedule 4. SSOP may offer customers a discount of up to [ ] off Hewlett-Packard's list price without obtaining HP's prior approval. Discounts in excess of [ ] shall not be granted without HP's prior written approval.

Hewlett-Packard and Rainmaker Systems, Inc. agree upon this amendment.

Hewlett-Packard Company:                     Rainmaker Systems, Inc:

By:       /s/ Dave Crist                     By:         /s/ Martin Hernandez
          ----------------                               ----------------------

Name:     Dave Crist                         Name:       Martin Hernandez

Title:    VP & GM, HP Services Sales         Title:      Chief Operating Officer

Address:  2001 Butterfield Road              Address:    1800 Green Hills Rd.
          Suite 700                                      Scotts Valley, CA 95066
          Downers Grove, IL 60515

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by brackets "[ ]." A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.